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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF STEPTOE & JOHNSON LLP]

                                       February 24, 2000


Hooper Holmes, Inc.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

         Re:  Registration Statement on Form S-3
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Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of 287,500 additional shares of Common Stock pursuant to Rule 462(b) (the "Shares") of Hooper Holmes, Inc. (the "Company"), we have examined the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), corporate records, certificates of public officials, and such other documents as we deemed appropriate or necessary for the purpose of rendering this opinion.

         Based on the foregoing, it is our opinion that the Shares of the Company covered by the Registration Statement have been duly authorized, and, when issued, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                       Very truly yours,

                                       /s/ Steptoe & Johnson LLP

                                       STEPTOE & JOHNSON LLP